Exhibit 99.01

Jim Burns Named Silver Spring Networks’ Chief Financial Officer

John Joyce Continues as Vice Chairman to Focus on Strategy and Corporate Development

Redwood City, CA, September 5, 2013 - Silver Spring Networks, Inc. (NYSE: SSNI) today announced that Jim Burns is joining the company as Executive Vice President and Chief Financial Officer. John Joyce, the company’s current Vice Chairman and Chief Financial Officer, will continue as Silver Spring’s Vice Chairman and will focus on strategic initiatives and corporate development. Burns is an accomplished global executive and spent 24 years with Hewlett-Packard where he held numerous leadership positions including CFO of Enterprise Business, COO and SVP of Enterprise Services, General Manager of PC Services and Accessories, and VP of Investor Relations.

“It’s an honor to continue working with Scott Lang and the Silver Spring Networks team and be a part of so many milestones since joining in 2010, including our IPO earlier this year. I look forward to going deeper into the business as we execute on our strategy and business model and expand into new markets,” said John Joyce, Vice Chairman and Executive Vice President, Silver Spring Networks. “Jim has had a terrific career at HP and I look forward to working with him in his role as CFO and transitioning responsibilities over the next several months.”

“Silver Spring is a growth company with leading technology and a strong customer base, and I am thrilled to join the team,” said Jim Burns, Executive Vice President and Chief Financial Officer, Silver Spring Networks. “I look forward to working with Scott, John and the rest of the team at Silver Spring as we execute on the large global energy opportunity and extend our technology to new adjacent markets.”

“John has been an exceptional leader for more than three years at Silver Spring, playing a crucial role in many accomplishments across the company. As we continue to expand globally, John’s experience and knowledge make him ideally suited for strategy and corporate development initiatives. I couldn’t be more pleased that John will be continuing to help us execute on our strategy and business model,” said Scott Lang, Chairman, President, and CEO of Silver Spring Networks. “Jim’s significant financial and operational experience is a great addition to our team. I am very pleased to have both Jim and John helping us continue to execute on our strategy.”

About Silver Spring Networks

Silver Spring Networks (NYSE: SSNI) is a leading networking platform and solutions provider for smart energy networks. Silver Spring’s pioneering IPv6 networking platform, with 17 million Silver Spring enabled devices delivered, is connecting utilities to homes and business throughout the world with the goal of achieving greater energy efficiency for the planet. Silver Spring’s innovative solutions enable utilities to gain operational efficiencies, improve grid reliability, and empower consumers to monitor and manage energy consumption. Silver Spring Networks customers include major utilities around the globe such as Baltimore Gas & Electric, CitiPower & Powercor, Commonwealth Edison, CPS Energy, Florida Power & Light, Jemena Electricity Networks Limited, Pacific Gas & Electric, Pepco Holdings, Inc., Progress Energy and Singapore Power, among others. To learn more, please visit www.silverspringnet.com.

Contacts:

Noel Hartzell

650-839-4184

Global Communications

nhartzell@silverspringnet.com

Tricia Gugler

650-839-4504

Investor Relations

tgugler@silverspringnet.com

# # # #

Forward-Looking Statements

This press release contains forward-looking statements about Silver Spring Networks’ expectations, plans, intentions, and strategies, including, but not limited to statements regarding Silver Spring’s strategy, growth potential and expansion into new global and adjacent markets. Statements including words such as “anticipate”, “believe”, “estimate”, “expect” or “future” and statements in the future tense are forward-looking statements. These forward-looking statements involve risks and uncertainties, as well as assumptions, which, if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. The risks and uncertainties include those described in Silver Spring Networks’ Form 10-Q for the quarter ended June 30, 2013, which has been filed with the Securities and Exchange Commission. All forward-looking statements in this press release are based on information available to Silver Spring Networks as of the date hereof. Silver Spring Networks assumes no obligation to update these forward-looking statements.